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                                                                    Exhibit 4.16
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                       AFFILIATED RESEARCH CENTERS, INC.

               1994 DIRECTOR AND CONSULTANT STOCK INCENTIVE PLAN


                                    ARTICLE

                            General Purpose of Plan

     The name of this plan is the Affiliated Research Centers, Inc. 1994 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Affiliated Research Centers, Inc., a California corporation (the "Company") and any Parent or any Subsidiary to obtain and retain the services of the types of Directors, consultants and executive committee members who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                   ARTICLE 1
                                  Definitions

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Administrator" shall have the meaning as set forth in Article 3.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required both by Rule 16b-3 and Section 162(m) of the Code, each of whom is a Disinterested Person and an Outside Director.

     "Company" means Affiliated Research Centers, Inc., a corporation organized under the laws of the State of California (or any successor corporation).

     "Date of Grant" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant, or if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

     "Director" means a member of the Board.

     "Disability" means permanent and total disability as defined by the Administrator.
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     "Disinterested Person" shall have the meaning set forth in Rule 16b-
3(c)(2)(i) of the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the SEC.

     "Election" shall have the meaning set forth in Section 10.3(c) of the Plan.

     "Eligible Person" means a consultant, executive committee member or, subject to the limitations set forth in Article 5, Director of the Company, any Parent or any Subsidiary.

     "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator.

     "Non-Statutory Option" means a Stock Option not intended to qualify as an Incentive Stock Option (as that term is defined in the Internal Revenue Code).

     "Offeree" means a Participant who is granted a Purchase Right pursuant to the Plan.

     "Optionee" means a Participant who is granted a Stock Option pursuant to the Plan.

     "Outside Director" means a Director who is not (a) a current employee of the Company (or any related entity), (b) a former employee of the Company (or any related entity) who is receiving compensation for prior services (other than benefits under a tax qualified pension plan), (c) a former officer of the Company (or any related entity), or (d) a consultant or person otherwise receiving compensation for personal services in any capacity other than as a Director.

     "Parent" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

     "Participant" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.

     "Plan" means this Affiliated Research Centers, Inc. 1994 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

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     "Purchase Price" shall have the meaning set forth in Section 7.2(b) of the
Plan.

     "Purchase Right" means the right to purchase Stock granted pursuant to
Article 7.

     "Rights" means Stock Options and Purchase Rights.

     "Retirement" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Administrator.

     "Section 16(b) Person" shall mean a person subject to Section 16(b) of the Exchange Act.

     "Special Terminating Event" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

     "Stock" means the Common Stock, no par value, of the Company.

     "Stock Option" means an option to purchase shares of Stock granted pursuant to Article 6.

     "Stock Option Agreement" shall have the meaning set forth in Section 6.2 of the Plan.

     "Stock Purchase Agreement" shall have the meaning set forth in Section 7.2 of the Plan.

     "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

     "Tax Date" shall have the meaning set forth in Section 10.3(c) of the Plan.

     "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

     "Withholding Right" shall have the meaning set forth in Section 10.3(b) of the Plan.

                                   ARTICLE 2
                                 Administration

     Section 2.1 Administrator. Until such time as the Company registers its equity securities under section 12 of the Securities Exchange Act of 1934, the Plan shall be administered by either (i) the Board; or (ii) a person or a group of persons selected by the Board. Once the Company registers its equity securities under section 12 of the Securities Exchange Act of 1934, the Plan shall be administered by either (i) the Board, provided that each member of the Board is a Disinterested Person; or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

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     Section 2.2 Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Purchase Rights; or (iii) any combination of the foregoing.

     Section 2.3 Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price and medium of payment, and to specify the provisions of the Stock Option agreement relating to such Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the purchase price and medium of pay ment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine when a consultant's relationship with the Company is sufficient to constitute the equivalent of employment with the Company for purposes of the Plan; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     Section 2.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     Section 2.5 The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than the minimum number of persons required by both Rule 16b-3 and Section 162(m) of the Code) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

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                                   ARTICLE 3
                             Stock Subject to Plan

     Section 3.1 Stock Subject to the Plan. Subject to adjustment as provided in
Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 43,500 shares. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Section 3.2 Unexercised Rights; Reacquired Shares. To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Section 6.2(c) or Section 7.2(c) or
Section 10.3 shall not increase the shares available for issuance under the Plan.

                                   ARTICLE 4
                                  Eligibility

     Directors, executive committee members and consultants of the Company, any Parent or any Subsidiary, who are responsible for or contribute to the management, growth or profitability of the business of the Company, any Parent or any Subsidiary, shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan.

                                   ARTICLE 5
                                 Stock Options

     Section 5.1 General. Stock Options may be granted alone or in addition to other Rights granted under the Plan. Each Stock Option granted under the Plan shall be in such form and under such terms and conditions as the Administrator may from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Option Agreements entered into under the Plan need not be identical. Stock Options granted under the Plan shall be Non-Statutory Options.

     Section 5.2 Terms and Conditions of Stock Options. Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee (the "Stock Option Agreement"), which shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Stock Option Agreement shall state the number of shares of Stock to which the Stock Option relates.

          (b) Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which price shall be determined in the sole discretion of the Administrator; provided, however, that the Exercise Price shall be no less than 85% of the Fair Market Value of the shares of Stock on the Date of Grant.

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In the case of Stock Options granted to a Ten Percent Shareholder, the Exercise
Price shall not be less than 110% of such Fair Market Value.

          (c) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent that the Exercise Price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section 10.5.

          (d) Automatic Grants. Commencing on the date a Director is first elected or appointed to the Board of Directors of the Company (or March 10, 1995 if first elected or appointed prior to that time) and on each anniversary of such date on which such Director is then serving as a Director of the Company, Stock Options to purchase 1,250 shares of the Company's Stock shall be automatically granted to such Director; provided, however, that the Stock Option automatically granted to the Chairman of the Board shall be to purchase 3,000 shares of the Company's Stock. The exercise price of the Stock Options granted pursuant to this paragraph shall be the Fair Market Value of the Common Stock on the date of grant.

          (e) Term and Exercise of Stock Options. Stock Options shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Stock Option Agreements. The exercise period of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. The exercise period shall be subject to earlier termination upon the occurrence of either a Special Terminating Event, as provided in Section 10.6, or the Termination of Services, as provided in Section 10.7. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                                   ARTICLE 6
                                Purchase Rights

     Section 6.1 General. Purchase Rights may be granted alone or in addition to other Rights under the Plan. Each sale of Stock under this Article 7 shall be in such form and under such terms and conditions as the Administrator shall from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Purchase Agreements entered into under the Plan need not be identical.

     Section 6.2 Terms and Conditions of Purchase Rights. Each Purchase Right granted pursuant to the Plan shall be evidenced by a written stock purchase agreement between the Company and the Offeree (the "Stock Purchase Agreement"), which shall comply with and be subject to the following terms and conditions:

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          (a) Number of Shares. Each Stock Purchase Agreement shall state the number of shares of Stock which may be purchased pursuant to such agreement.

          (b) Purchase Price. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the "Purchase Price"), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator; provided, however, that the Purchase Price shall be no less than 85% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of Purchase of the Purchase Right. In the case of a Purchase Right granted to a Ten Percent Shareholder, the Purchase Price shall not be less than 100% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of Purchase of the Purchase Right.

          (c) Medium and Time of Payment. The Purchase Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Offeree for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash or cash equivalents and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent the purchase price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section 10.5 of the Plan.

                                   ARTICLE 7
                                  Adjustments

     Section 7.1 Effect of Certain Changes.

          (a) Stock Dividends, Splits, Etc.. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Rights, (ii) the number of shares covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

          (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "Liquidating Event"), the Administrator may provide that the holder of any Right then exercisable shall have the right to exercise such Right (at the price provided in the Rights) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such Liquidating Event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however,

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that not less than 30 days written notice of the date so fixed shall be given to each Rights holder and if such notice is given, each Rights holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her agreement applicable to such Rights, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set.

          (c) Merger or Consolidation. In the case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Section 8.1(a) of the Plan), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Administrator shall be obligated to determine whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to Rights holders at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event is a Liquidity Event, (ii) indicate whether the Liquidity Event shall result in the acceleration of the vesting provisions of the applicable Right, and (iii) advise the Rights holder of his or her rights pursuant to the agreement applicable to such Rights. If the Reorganization Event is determined to be a Liquidity Event, in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender stock options to the Rights holder with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of the applicable Right, and (ii) in the event that no stock options have been tendered by the surviving corporation pursuant to the terms of item (i) immediately above, the Rights holder shall have the right exercisable during a ten-day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) to exercise his or her Rights in whole or in part, and if so determined by the Administrator, without regard to any installment provisions under his or her agreement applicable to such Rights, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, the Rights holder shall thereafter be entitled upon exercise of the Right to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the Right entitles the Rights holder to purchase from the Company immediately prior to such event, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Plan with respect to the Rights holder's rights and interests thereafter, to the end that the provisions set forth in the

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agreement applicable to such Rights (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Right.

          (d) Where Company Survives. Section 8.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

          (e) Surviving Corporation Defined. The determination as to which party to a merger or consolidation is the "surviving corporation" shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 8.1(e), equity securities which the shareholders owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 8.1(e) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

          (f) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     Section 7.2 Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

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     Section 7.3 No Other Rights. Except as hereinbefore expressly provided in this Article 8, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     Section 7.4 No Rights as Shareholder. Except as specifically provided in this Article 8, a Rights holder or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 8.1(b) or 8.1(c).

                                   ARTICLE 8
                           Amendment and Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Right theretofore granted without such Participant's consent, or which without the approval of the shareholders would:

          (a) except as provided in Article 8, materially increase the total number of shares of Stock reserved for the purposes of the Plan;

          (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan; or

          (c) materially modify the requirements for eligibility under the Plan.

     The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any holder without his or her consent.

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                                   ARTICLE 9
                               General Provisions

     Section 9.1 General Restrictions.

          (a) No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

          (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     Section 9.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     Section 9.3 Withholding Taxes.

          (a) Withholding Required. Each Participant shall, no later than the date as of which the value derived from a Right first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

          (b) Withholding Right. The Administrator may, in its discretion, grant a Rights holder the right (a "Withholding Right") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Right that number of full shares of Common Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

          (c) Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Rights agreement or otherwise adopted by the Administrator:

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               (i)   The Rights holder must deliver to the Company his or her
     written notice of election (the "Election") to have the Withholding Right apply to all (or a designated portion) of his or her Right.

               (ii) Unless disapproved by the Administrator as provided in Subsection (iii) below, the Election once made will be irrevocable.

               (iii) no Election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date"), the Election will be deemed approved.

               (iv) If the Rights holder on the date of delivery of the Election to the Company is a Section 16(b) Person, the following additional provisions will apply:

                    (A) the Election cannot be made during the six calendar month period commencing with the date of the grant of the Withholding Right (even if the Right to which such Withholding Right relates has been granted prior to such date); provided, that this Subsection (A) is not applicable to any Rights holder at any time subsequent to the death, Disability or Retirement of the Rights holder;

                    (B) the Election can only be made on a date which is six calendar months or more prior to the Tax Date; and

                    (C) notwithstanding any other provision of this Section 10.3(c)(iv), no Section 16(b) Person shall have the right to make any Election prior to the time that the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least a year and has filed all reports and statements required to be filed pursuant to that Section for that year.

          (d) Effect. If the Administrator consents to an Election of a Withholding Right:

               (i) Upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise; and

               (ii) if the Rights holder is then a Section 16(b) Person who has made an Election, the related Right may not be exercised, nor may any shares of Stock issued

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

     pursuant thereto be sold, exchanged or otherwise transferred, if the result of such exercise, or such transaction, would cause the Tax Date to be less than six full calendar months following the date of the Election.

     Section 9.4 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrators shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

     Section 9.5 Loans. The Company may make loans to Optionees and Offerees as the Administrator, in its discretion, may determine in connection with the exercise of outstanding Stock Options and Purchase Rights granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this Section 10.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the Exercise Price or the Purchase Price less the par value of the shares of Stock covered by the Stock Option or Purchase Right, or portion thereof, exercised by the Optionee or Offeree. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Administrator determines otherwise, when a loan shall have been made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     Section 9.6 Special Terminating Events. If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within three years after the date of the Special Terminating Event, unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement; provided, however, that no Right may be exercised following the date of its expiration.

     Section 9.7 Termination of Services. Except as provided in this Section 10.7, no Right may be exercised unless the Rights holder is then a Director of the Company, a member of the Executive Committee of the Company or any Parent or Subsidiary, or rendering services as a consultant to the Company or any Parent or Subsidiary, and unless he or she has remained continuously so employed or engaged since the Date of Grant. If the employment or services of a Rights holder shall terminate (other than by reason of a Special Terminating Event), all Rights previously granted to the Rights holder which are exercisable at the time of such termination may be exercised for the period ending three years after such termination, unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement; provided, however, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon a Rights holder any right to continue to be engaged or employed by the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such engagement or employment at any time.

     Section 9.8 Non-Transferability of Rights. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

     Section 9.9 Regulatory Matters. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     Section 9.10 Recapitalizations. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Article 8.

      Section 9.11 Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     Section 9.12 Rule 16b-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

     Section 9.13 Other Provisions. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                                   ARTICLE 10
                             Effective Date of Plan

     The Plan shall become effective on the date on which the Plan is adopted by the Board, subject to approval by the Company's shareholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

                                   ARTICLE 11
                                  Term of Plan

     No Right shall be granted pursuant to the Plan on or after June 22, 2004, but Rights theretofore granted may extend beyond that date.

                                   ARTICLE 12
                         Information to Rights Holders

     The Company will cause a report to be sent to each Rights holder not later than 120 days after the end of each fiscal year. Such report shall consist of the financial statements of the Company for such fiscal year and shall include such other information as is provided by the Company to its shareholders.